As filed with the Securities and Exchange Commission on June 26, 2000

                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CITIZENS BANKING CORPORATION
             (Exact name of Registrant as Specified in Its Charter)



           Michigan                                    38-2378932
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                     Identification No.)


 328 S. Saginaw Street, Flint, Michigan                  48502
(Address of Principal Executive Offices)              (Zip Code)

           Citizens Banking Corporation All-Employee Stock Option Plan
                            (Full Title of the Plan)

                               Thomas W. Gallagher
               Senior Vice President, General Counsel & Secretary
                          Citizens Banking Corporation
                              328 S. Saginaw Street
                              Flint, Michigan 48502
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (810) 766-7500

                                    Copy to:
                                  Mark A. Metz
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-5434

                         CALCULATION OF REGISTRATION FEE


------------------------ ---------------------- ---------------------- ---------------------- ----------------------

  Title of Securities        Amount To Be         Proposed Maximum       Proposed Maximum           Amount of
    to be Registered           Registered        Offering Price Per     Aggregate Offering       Registration Fee
                                                        Share                  Price
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock          555,000 shares**           $17.6878*            $9,816,562.5*           $2,591.58*
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

*Estimated solely for purposes of computing the Registration Fee, at 17.6875 per share, the average price for shares of the Common Stock on June 23, 2000, as reported on the Nasdaq Stock Market, pursuant to Rule 457(h).

**The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. The Registration Statement shall cover any such additional shares in accordance with Rule 416(a). The registered shares also include the associated preferred stock purchase rights which attach to each new share of common stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Citizens Banking Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

          (c)  The Company's Current Report on Form 8-K filed June 8, 2000; and

          (d) The description of the Common Stock of the Company contained in the Prospectus forming a part of the Company's Registration Statement on Form S-14, No. 2-70925, incorporated by reference into the Company's Registration Statement on Form 8-A dated June 30, 1982, filed under the Securities Exchange Act of 1934.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Thomas W. Gallagher, the Company's Senior Vice President, General Counsel and Secretary has rendered an opinion with respect to the shares registered hereunder. As of the date hereof, Mr. Gallagher owns 22,230 shares and options to purchase an additional 80,701 shares.

Item 6.   Indemnification of Directors and Officers.

          Michigan Business Corporation Act

          The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

         The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

          The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

          The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act.

          Articles of Incorporation of the Registrant

          The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

          Bylaws of the Registrant

          The Company's Bylaws generally require the Company to indemnify officers and directors to the fullest extent legally possible under the MBCA and provide that similar indemnification may be afforded employees and agents. In addition, the Bylaws require the Company to indemnify any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. The Company is also contractually obligated to each of its directors to indemnify such persons to the fullest extent permissible under Michigan law. The Company's Bylaws further provide for the advancement of litigation expenses under certain circumstances.

Item 7.   Exemption from Registration Claimed.

          Not Applicable

Item 8.   Exhibits.

          The following exhibits are filed with this Registration Statement:

          5        Opinion of Thomas W. Gallagher, Esq.

          23.1     Consent of Ernst & Young LLP

          23.2     Consent of Wipfli Ullrich Bertelson LLP

          23.3     Consent of Thomas W. Gallagher, Esq.(contained in Exhibit 5)

          24       Power of Attorney (see "Signatures")

          99       Citizens Banking Corporation All-Employee Stock Option Plan

Item 9.   Undertakings.

          (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flint, State of Michigan on June 15, 2000.

                            CITIZENS BANKING CORPORATION



                            By: /s/ ROBERT J. VITITO
                               --------------------------------------------
                               Robert J. Vitito
                               Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

          Each of the undersigned whose signature appears below hereby constitutes and appoints John W. Ennest and Thomas W. Gallagher and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 15, 2000.


                                                       Title
/s/ ROBERT J. VITITO                                   Chairman of the Board, President, Chief Executive Officer
--------------------------------------------------     and Director
Robert J. Vitito                                       (Principal Executive Officer)


/s/ JOHN W. ENNEST                                     Vice Chairman of the Board, Chief Financial Officer and
--------------------------------------------------     Treasurer
John W. Ennest                                         (Principal Financial Officer)


/s/ DANIEL E. BECKEMEIER                               Senior Vice President and Controller of Citizens Bank
--------------------------------------------------     (Principal Accounting Officer)
Daniel E. Beckemeier

/s/ EDWARD P. ABBOTT                                   Director
--------------------------------------------------
Edward P. Abbott

/s/ HUGO E. BRAUN JR.                                  Director
--------------------------------------------------
Hugo E. Braun Jr.

/s/ JONATHAN E. BURROUGHS II                           Director
--------------------------------------------------
Jonathan E. Burroughs II

                                                       Director
--------------------------------------------------
Lawrence O. Erickson


                                                       Director
--------------------------------------------------
William J. Hank

                                                       Director
--------------------------------------------------
Gail E. Janssen


                                                       Director
--------------------------------------------------
Joseph P. Day

                                                       Director
--------------------------------------------------
Ronald E. Fenton


/s/ VICTOR E. GEORGE                                   Director
--------------------------------------------------
Victor E. George


/s/ ADA C. WASHINGTON                                  Director
--------------------------------------------------
Ada C. Washington


/s/ JAMES L. WOLOHAN                                   Director
--------------------------------------------------
James L. Wolohan

                                                       Director
--------------------------------------------------
Stephen J. Lazaroff

                                                       Director
--------------------------------------------------
William F. Nelson Jr.

                                                       Director
--------------------------------------------------
Robert C. Safford

/s/ WILLIAM C. SHEDD                                   Director
--------------------------------------------------
William C. Shedd

                                                       Director
--------------------------------------------------
Charles R. Weeks

/s/ KENDALL B. WILLIAMS                                Director
--------------------------------------------------
Kendall B. Williams

                                INDEX TO EXHIBITS



Exhibit
 Number                            Description

   5           Opinion of Thomas W. Gallagher, Esq.

  23.1         Consent of Ernst & Young LLP

  23.2         Consent of Wipfli Ullrich Bertelson LLP

  23.3         Consent of Thomas W. Gallagher, Esq. (contained in Exhibit 5)

   24          Power of Attorney (see "Signatures")

   99          Citizens Banking Corporation All-Employee Stock Option Plan